Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2017, in Post-Effective Amendment No. 2 to the Registration Statement (Form F-1 No. 333-215653) and related Prospectus of Yatra Online, Inc. dated June 30, 2017.

/s/ Ernst & Young Associates LLP

Gurgaon, Haryana, India

June 30, 2017